Exhibit 99.2

Uranium One Americas, Inc.

Consolidated Condensed Interim Financial Statements

For the three and nine months periods ended September 30, 2021 and 2020

(In U.S. dollars, tabular amounts in thousands, except where indicated)

URANIUM ONE AMERICAS INC. CONSOLIDATED FINANCIAL STATEMENTS

For the three and nine months ended September 30, 2021 and 2020

Financial Statements 2

CONSOLIDATED BALANCE SHEETS

As at September 30, 2021 and December 31, 2020

	Note(s)	SEP 30, 2021	DEC 31, 2020
		US$thsd	US$thsd
Current assets
Cash and cash equivalents		1,199.6	740.5
Inventories		189.0	249.4
Prepaid expenses	6	1,750.4	1,394.2
Trade and other receivables		53.8	53.1
Other current assets	7	39.6	28.9
Total current assets		3,232.4	2,466.1

Non-current assets
Mineral rights and properties	3	184,676.6	183,717.7
Property, plant and equpment	4	7,644.8	8,098.7
Restricted cash	5	13,753.3	13,753.3
Other non-current assets	7	1,656.1	1,698.8
Total non-current assets		207,730.8	207,267.8
Total assets		210,963.2	209,733.9

Current liabilities
Trade and other payables	8	21,754.2	22,133.9
Lease liabilities		70.1	65.5
Total current liabilities		21,824.3	22,199.4

Non-current liabilities
Long-term debt	9	36,876.2	29,727.4
Asset-retirement obligation	10	15,910.3	15,280.8
Lease liabilities		489.1	542.0
Total non-current liabilities		53,275.6	45,550.2
Total liabilities		75,099.9	67,749.6

Stockholder’s equity
Additional paid-in capital	13	285,944.0	285,944.0
Accumulated deficit		(150,080.7)	(143,959.0)
Total equity		135,863.3	141,985.0
Total liabilities and equity		210,963.2	209,733.9

See accompanying notes to the consolidated financial statements

Financial Statements 3

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the three and nine months ended September 30, 2021 and 2020

		THREE MONTHS ENDED		NINE MONTHS ENDED
	Note(s)	SEP 30, 2021	SEP 30, 2020	SEP 30, 2021	SEP 30, 2020
		US$thsd	US$ thsd	US$thsd	US$ thsd
Revenues		-	2,231.8	-	2,231.8
Cost and expenses		-	-	-	-
Operating expense		-	(1,228.0)	-	(1,228.0)
Depreciation		-	(630.0)	-	(630.0)
Gross profit from operation		-	373.8	-	373.8

Exploration expense		(49.8)	(41.8)	(150.1)	(171.0)
Care and maintenance	1	(1,493.4)	(1,660.8)	(4,662.8)	(5,081.5)
Operating loss		(1,543.2)	(1,328.8)	(4,812.9)	(4,878.7)

Accretion of interest on asset retirement obligation	10	(24.7)	(66.5)	(73.2)	(197.2)
Interest income		-	111.1	-	395.5
Interest expense		(671,3)	(533,5)	(1,874.6)	(1,547.3)
Other income / (expense), net	12	673.0	(56.8)	639.0	(5,427.9)
Loss before income taxes		(1,566.2)	(1,874.5)	(6,121.7)	(11,655.6)
Current and deferred income tax	13	-	-	-	-
Net loss for the period		(1,566.2)	(1,874.5)	(6,121.7)	(11,655.6)

Total comprehensive loss for the period		(1,566.2)	(1,874.5)	(6,121.7)	(11,655.6)

See accompanying notes to the consolidated financial statements

Financial Statements 4

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the nine months ended September 30, 2021 and 2020

		NINE MONTHS ENDED
	Note(s)	SEP 30, 2021 US$ thsd	SEP 30, 2020 US$ thsd
Net cash provided by (used in):

Operating activities
Net loss for the period		(6,120.9)	(11,655.6)
Adjustments to reconcile net loss to cash flows in operating activities
Depreciation, amortization and accretion		1,436.4	1,675.3
Finance expense		1,873.8	1,548.1
Impairment of financial assets	12	-	5,751.4
Changes in operating assets and liabilities
Prepaid expenses and deposits		(358.3)	267.8
Trade and other receivables		7.8	252.5
Inventories		60.4	1,853.0
Other assets	7	25.7	(1,102.9)
Accounts payable and accrued liabilities	8	(198.6)	564.6
Other liabilities		(233.7)	4.3
Repayment of interest on loans	9	-	(1,599.6)
Net cash used in by operating activities		(3,507.4)	(2,441.4)

Financing activities
Proceeds from loans	9	5,275.0	4,449.6
Net cash provided by financing activities		5,275.0	4,449.6

Investing activities
Purchase of non-current assets		(1,308.5)	(1,060.3)
Net cash used in investing activities		(1,308.5)	(1,060.3)
Net change in cash and cash equivalents		459.1	948.2
Cash and cash equivalents, beginning of period		740.5	294.7
Cash and cash equivalents, end of period		1,199.6	1,242.9

Financial Statements 5

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

For the three and nine months ended September 30, 2021 and 2020

	Common Stock
	Shares	Additional paid-in capital US$thsd	Accumulated Deficit US$thsd	Stockholder’s Equity US$thsd
Balance as of December 31, 2019	745.0	285,944.0	(120,285.5)	165,658.5
Net loss for the period	-	-	(11,655.6)	(11,655.6)
Balance as of September 30, 2020	745.0	285,944.0	(131,941.1)	154,002.9

	Common Stock
	Shares	Additional paid-in capital US$thsd	Accumulated Deficit US$thsd	Stockholder's Equity US$thsd
Balance as of December 31, 2020	745.0	285,944.0	(143,959.0)	141,985.0
Net loss for the period	-	-	(6,121.7)	(6,121.7)
Balance as of September 30, 2021	745.0	285,944.0	(150,080.7)	135,863.4

	Common Stock
	Shares	Additional paid-in capital US$thsd	Accumulated Deficit US$thsd	Stockholder's Equity US$thsd
Balance as of 30 June, 2020	745.0	285,944.0	(130,066.6)	155,877.4
Net loss for the period	-	-	(1,874.5)	(1,874.5)
Balance as of September 30, 2020	745.0	285,944.0	(131,941.1)	154,002.9

	Common Stock
	Shares	Additional paid-in capital US$thsd	Accumulated Deficit US$thsd	Stockholder's Equity US$thsd
Balance as of 30 June, 2021	745.0	285,944.0	(148,514.5)	137,429.5
Net loss for the period	-	-	(1,566.2)	(1,566.2)
Balance as of September 30, 2021	745.0	285,944.0	(150,080.7)	135,863.3

Financial Statements 6

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As at September 30, 2021 and December 31, 2020

1	DESCRIPTION OF THE BUSINESS

Uranium One Americas, Inc. was incorporated in the State of Nevada, in the United States of America (“USA”) on September 2, 2004. Its head office is at 907 N.Poplar Street Suite 260, Casper, Wyoming 82601.

Uranium One Americas, Inc. and its subsidiary company – Uranium One USA, Inc. (collectively, the “Company” or “we”) operate several in-situ recovery (“ISR”) projects in the Powder River and Great Divide basins in Wyoming, USA. The uranium mine includes the licensed and permitted Irigaray ISR central processing plant, the Christensen Ranch satellite ISR facility and associated uranium ore bodies, collectively referred to as the Willow Creek Mine.

On July 9, 2018 the Company transitioned operations to care and maintenance status. During the nine months ended September 30, 2021 $4,662.8 thousand of care and maintenance expenses were recognized in the income statement (September 30, 2020: $5,081.5 thousand).

As of September 30, 2021 and December 31, 2020 the sole shareholder of the Company was Uranium One Investments Inc., holding 100% of the Company’s share capital. The ultimate shareholder of the Company is State Atomic Energy Company “ROSATOM” (“ROSATOM”), the Russian state-owned nuclear industry operator. On January 13, 2022 the Company was renamed to UEC Wyoming Corp.

At September 30, 2021, we had a negative working capital of $18.6 million including cash and cash equivalents of $1.2 million, net operating cash outflow of $3.6 million and net loss of $6.2 (at December 31, 2020 negative working capital of $19.7 million including cash and cash equivalents of $0.7 million, net operating cash outflow of $5.9 and net loss of $23.8, respectively). Our continuation as a going concern is fully dependent upon additional financing from our shareholder. On January 28, 2022 the Company received a letter from its parent company providing financial support from its new controlling shareholder Uranium Energy Corporation (see also note 13). Based on these facts management believes the Company will be able to operate as a going concern. Therefore, these financial statements were prepared on a going concern basis.

2	BASIS OF PRESENTATION

These consolidated condensed financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) and are presented in United States dollars (“US dollar”, or “USD”). Accordingly, they do not include all of the information and footnotes required under U.S. GAAP for complete financial statements. The Company continues to record no current or deferred tax expense (recovery) given the Company is maintaining a full valuation allowance on its net deferred tax asset. In the opinion of management, all adjustments of a normal recurring nature and considered necessary for a fair presentation have been made. Operating results for the nine months ended September 30, 2021 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2021 (“Fiscal 2021”).

The Company elected to use the push down accounting basis and adjusted the carrying amounts of its assets and liabilities to reflect the acquisition adjustments recorded in the IFRS consolidated financial statements of Atomenergoprom (a wholly owned subsidiary of Rosatom) as of the date the control over Uranium One Inc was acquired by Atomenergoprom (December 2010).  The Company recorded all of the acquisition adjustments relating to the Company’s assets and liabilities, mainly impacting Mineral rights and properties and Property, plant and equipment. The Company recognized Mineral rights and properties and Property, plant and equipment of $185.8 million and $13.0 million, respectively. The difference arising from such adjustments together with full elimination of accumulated deficit as of the push down date was recorded in Additional paid-in capital resulting in the net amount of $285,944.0 thousand.

3	MINERAL RIGHTS AND PROPERTIES

At September 30, 2021 and December 31, 2020 we had mineral rights in the States of Wyoming. The carrying value of these mineral rights and properties are as follows:

	September 30,2021	December 31,2020
	US$thsd	US$thsd
Mineral Rights and Properties	181,050.1	179,742.4
Asset retirement obligations	3,626.5	3,975.3
Carrying value	184,676.6	183,717.7

4	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following:

	September 30, 2021 US$thsd			December 31, 2020 US$thsd
	Cost	Accumulated Depreciation	Net Book Value	Cost	Accumulated Depreciation	Net Book Value
Buildings	5,013.6	(2,550.8)	2,462.8	5,063.4	(2,539.4)	2,524.0
Equipment	7,353.0	(2,226.5)	5,126.5	7,604.5	(2,103.8)	5,500.7
Other	2,261.2	(2,205.7)	55.5	2,354.2	(2,280.2)	74.0
Total property, plant and equipment	14,627.8	(6,983.0)	7,644.8	15,022.1	(6,923.4)	8.098.7

Financial Statements 7

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As at September 30, 2021 and December 31, 2020

5	RESTRICTED CASH

Restricted cash includes cash and cash equivalents and money market funds as collateral for various bonds posted in favor of applicable state regulatory agencies in Wyoming for estimated reclamation costs associated with our Antelope Project, Moore Ranch Project, Ludeman Project and Willow Creek Project. Restricted cash will be released upon completion of reclamation of a mineral property or restructuring of a surety and collateral arrangement.

	September 30, 2021	December 31, 2020
	US$thsd	US$thsd
Restricted cash, beginning of period	13,753.3	13,281.7
Interest received	-	471.6
Restricted cash, end of period	13,753.3	13,753.3

6	PREPAID EXPENSES

	September 30, 2021	December 31, 2020
	US$thsd	US$thsd

Prepaid land claims	1,146.2	908.9
Prepaid insurance	571.7	461.8
Other	32.5	23.5
Total prepaid expenses	1,750.4	1,394.2

7	OTHER ASSETS

	September 30, 2021	December 31, 2020
	US$thsd	US$thsd
Current assets
Available for sale securities	39.6	28.9
Total current assets	39.6	28.9

Non-current assets
Right-of-use assets	559.1	607.5
Long-term inventories	1,097.0	1,091.3
Total non-current assets	1,656.1	1,698.8

Total other assets	1,695.7	1,727.7

8	TRADE AND OTHER PAYABLES

	September 30, 2021	December 31, 2020
	US$thsd	US$thsd
Trade payables	251.4	393,.8
Accruals	243.6	574.8
Other payable	21,259.2	21,165.3
Total trade and other paybles	21,754.2	22,133.9

(1)

As at 30 September, 2021 other payables include payables for surety bonds issued for asset retirement obligations of the Company in the amount of $21,080.3 thousand (2020: $21,080.3 thousand) by Uranium One Inc, a related party.

9	LONG-TERM DEBT FROM RELATED PARTY

	September 30, 2021	December 31, 2020
	US$thsd	US$thsd
Loan from Uranium One Inc.	36,876.2	29,727.4
	36,876.2	29,727.4
Current portion	-	-
Non-current portion	36,876.2	29,727.4
Total	36,876.2	29,727.4

Financial Statements 8

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As at September 30, 2021 and December 31, 2020

9	LONG-TERM DEBT FROM RELATED PARTY (continued)

(i) Loan from Uranium One Inc.

	Nine months ended September 30, 2021	Twelve months ended 31 December, 2020
	US$thsd	US$ thsd
Opening balance	29,727.4	23,342.5
Drawdown	5,275.0	7,941.9
Interest accrued	1,873.8	2,104.9
Interest paid	-	(3,661.9)
	36,876.2	29,727.4
Less: current portion	-	-
Long term portion	36,876.2	29,727.4

On July 11, 2016, the Company issued the Delayed Draw Grid Promissory Note (hereinafter – “Note”) under which is entitled to borrow up to $150 million from Uranium One Inc. at an interest rate per annum of the US Dollar LIBOR Swap Rate in effect for the advance date plus a spread of 6.00% up to July 11, 2026. The repayment date is no later than July 11, 2026. As at July 31, 2021 the Company’s aggregated loan amount is $36.9 million ($29.8 million as at December 31, 2019). No principal amount was repaid.

10	ASSET RETIREMENT OBLIGATION

A provision is made for close down, restoration and for environmental rehabilitation costs, which include the dismantling and demolition of infrastructure, removal of residual materials and remediation of disturbed areas, in the financial period when the related environmental disturbance occurs, based on the estimated future costs using information available at the balance sheet date.

The table below shows the movement in the provision:

	September 30, 2021	December 31, 2020
	US$thsd	US$thsd
Balance at January 1	15,280.8	17,872.0
Accrual	73.2	241.4
Increase / (Reduction)	560.6	(2,768.2)
Reclass to other payables	-	(59.9)
Settlement	(4.3)	(4.5)
	15,910.3	15,280.8

The estimated amounts and timing of cash flows and assumptions used for the asset retirement obligation (“ARO”) estimates are as follows:

	September 30, 2021 US$thsd	December 31, 2020 US$thsd
Assumptions:
Payable in years	11-22	12-23
Inflation rate	1.39%	2.20%
Discount rate	1.03%	1.82%

The provision for decommissioning of property, plant and equipment is sensitive to modifications in the underlying assumptions. Management has identified assumptions in the table above as key for which there could be a range of outcomes which may cause an increase/decrease in the provision for decommissioning of property, plant and equipment.

11	STOCKHOLDER’S EQUITY

As of September 30, 2021 and December 31, 2020 the Company’s share capital consisted of 745 common shares with no par value. The value of the additional paid-in capital of Uranium One Americas, Inc. amounted to $285,944.0 thousand as of September 3, 2021 and December 31,2020.

Financial Statements 9

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As at September 30, 2021 and December 31, 2020

12	OTHER INCOME / (EXPENSE)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
	US$thsd	US$thsd	US$thsd	US$thsd
Impairment of financial assets (1)	-	-	-	(5,751.4)
Other income / (expense)	673.0	(56.8)	639,0	323.5
Total	673.0	(56.8)	639,0	(5,427.9)

(1)

At the September 30, 2021 the outstanding consideration on transactions on sales of US Conventional Assets and certain mineral leases and claims in Wyoming to Anfield was fully impaired as non-collectable.

13	INCOME TAXES

The company continues to record no current or deferred tax expense (recovery) given the company is maintaining a full valuation allowance on its net deferred tax asset.

14	SUBSEQUENT EVENTS

On November 8, 2021 Uranium One Investments Inc. entered into an agreement to dispose of its 100% share in the Company to Uranium Energy Corporation. The sale was completed on December 17, 2021, for total consideration of $128.5 million.

Financial Statements 10